Exhibit 99.1

HOPE Therapeutics™, Inc. and NRx Pharmaceuticals, Inc. (NASDAQ:NRXP)
Execute Agreement for $27 Million Funding Transaction for HOPE Clinic Acquisition

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$25 million investment in HOPE to consist of Series A (non-dilutive to NRx shareholders) convertible into 1/3 of fully diluted HOPE equity, with a 15% current preferred dividend (non-callable for 2 years) for planned HOPE clinic acquisitions

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Initial funding of $2.0 million for purchase of NRx common stock anticipated to close on or before January 29, with the first tranche of $6.75 million of $25.0 million investment to be invested in HOPE Therapeutics, Inc. on or before February 7, 2025, and the balance of $18.25 million by April 1, 2025

●	Funds will be used in conjunction with anticipated bank financing to initiate nationwide rollup strategy of interventional psychiatry clinics, starting with Kadima Neuropsychiatry (La Jolla, CA)

●	HOPE intends to initiate nationwide acquisition program in partnership with leading investment bank on or around February 1, 2025.

MIAMI, FL, January 28, 2025 – HOPE Therapeutics™, Inc. (“HOPE”), a medical and technology driven company, and a wholly-owned subsidiary of NRx Pharmaceuticals, Inc. (“NRx”, and collectively with HOPE, the “Company”) (Nasdaq:NRXP), today announced the signing and of a Stock Purchase Agreement (“SPA”) with Smith & Sauer, LLC, as the first step in a $27.0 million financing to fund the planned acquisition of HOPE clinics . The agreement signed today provides for the immediate funding of $2.0 million in NRx common stock and commits Smith and Sauer to purchase an additional $25 million in newly issued Series A Preferred Stock of HOPE, the proceeds of which are intended to be used to initiate a nationwide rollup of Interventional Psychiatry Clinics to treat patients with severe, suicidal depression and PTSD. The first $6.75 million tranche is committed by February 7, 2025, with the full $25 million committed on or before April 1, 2025.

The Company anticipates leveraging the Smith and Sauer investment with bank debt and similar instruments to fund an initial rollup of Interventional Psychiatry Clinics with anticipated revenues of approximately $100 million on a pro-forma basis by the end of 2025. Unlike “ketamine clinics” that are frequently operated by non-mental health professionals, HOPE anticipates building a best-in-class nationwide chain of facilities that combine treatment with ketamine and other psychedelic medications with Transcranial Magnetic Stimulation (TMS) and recently FDA-approved Digital Therapeutics to best serve patients with life-threatening depression, PTSD, and related disorders.

“Today’s transaction caps several months of intensive work as we have identified best-in-class interventional psychiatry clinics and assembled the capital from both Anson Funds and Smith and Sauer to consummate the initial acquisitions. The resources committed today are anticipated to bring the Company to the $100 million revenue threshold. We have initiated a financial advisory relationship with a leading investment bank to assemble the next $400 million of capital required to build a national and international presence,” said Jonathan Javitt, MD MPH Chairman of NRx Pharmaceuticals. “Psychedelic Medications such as ketamine, neuromodulation technologies such as TMS, and digital therapeutics have sparked a revolution in psychiatry where for the first time patients with life threatening conditions such as depression and PTSD hope for a brighter future. As we develop HOPE Therapeutics, we aim to bring that future to the 16 million Americans who consider ending their lives each year and the 45 million Americans who suffer from depression and PTSD.

“We are honored to partner with NRx and HOPE to tackle the pressing mental health challenges facing our nation, particularly within the military and veteran communities,” said Dallas Sauer, Co-Founder of Smith & Sauer.

“This partnership underscores the critical importance of addressing mental health with innovative and accessible solutions," said Anita Nunes, Co-Founder of Smith & Sauer. "We are proud to support HOPE and NRx in their mission to bring transformative care to underserved communities, including our veterans and military families."

Readers are advised to consult the Current Report on Form 8-K that NRx intends to file with the Securities and Exchange Commission on or before January 31, 2025 for a complete description of the Stock Purchase Agreement Although no assurances can be given, closing of the additional $25 million investment in HOPE’s Series A Preferred Stock remains subject to execution of definitive agreements and the satisfaction of standard closing conditions.

The information in this press release is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Smith & Sauer

Founded by Dallas Sauer and Anita Nunes, Smith & Sauer, LLC is a private investment firm specializing in strategic partnerships and capital investments across healthcare, technology, and emerging industries. With decades of experience in operational leadership, financial structuring, and technological innovation, Smith & Sauer is committed to fostering growth in mission-driven organizations. The firm’s investment philosophy centers on long-term value creation, aligning financial performance with societal impact. By leveraging its expertise in health information technology and clinic integration, Smith & Sauer plays a pivotal role in advancing cutting-edge solutions to address critical healthcare challenges.

About HOPE Therapeutics, Inc.

HOPE Therapeutics, Inc. (www.hopetherapeutics.com) is a development stage healthcare delivery company that intends to develop a best-in-class network of interventional psychiatry clinics to offer ketamine transcranial magnetics stimulation (TMS) and other lifesaving therapies to patients with suicidal depression and related disorders, together with a digital therapeutic-enabled platform designed to augment and preserve the clinical benefit of NMDA-targeted drug therapy.

About NRx Pharmaceuticals, Inc.

NRx Pharmaceuticals is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal bipolar depression, chronic pain, and PTSD. The Company is developing NRX-101, an FDA-designated investigational Breakthrough Therapy for suicidal treatment-resistant bipolar depression and chronic pain. NRx plans to file an NDA for Accelerated Approval for NRX-101 in patients with bipolar depression and suicidality or akathisia. NRX-101 additionally has potential to act as a non-opioid treatment for chronic pain, as well as a treatment for complicated UTI.

NRx has recently initiated a New Drug Application filing for NRX-100 (IV ketamine) for the treatment of suicidal depression, based on results of well-controlled clinical trials conducted under the auspices of the US National Institutes of Health and newly obtained data from French health authorities, licensed under a data sharing agreement. NRx was awarded Fast Track Designation for development of ketamine (NRX-100) by the US FDA as part of a protocol to treat patients with acute suicidality.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, among others, statements regarding the satisfaction of closing conditions necessary to consummate the acquisition of Kadima and Dura, and obtaining financing necessary to consummate the acquisitions. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, including the risk that the transactions contemplated by the LOI are not consummated, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy, liquidity, HOPE Therapeutic’s ability to consummate the acquisitions of providers for its national network, the Company’s ability to raise adequate capital to fund such acquisitions, and the Company’s ability to spin-off HOPE Therapeutics. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Matthew Duffy

Chief Business Officer, NRx Pharmaceuticals

Co-Chief Executive Officer, HOPE Therapeutics, Inc.

mduffy@nrxpharma.com